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                                                              EXHIBIT 10(a)(ii)


                           RESTRICTED SHARE AGREEMENT

     THIS RESTRICTED SHARE AGREEMENT, effective as of November 18, 1996, by and between New Valley Corporation, a Delaware corporation (the "Company"), and Howard M. Lorber (the "Executive").

                                  WITNESSETH:

     A. WHEREAS, the Company and the Executive entered into an employment agreement dated as of June 1, 1995, which was amended effective as of January 1, 1996 (the "Employment Agreement"); and

     B. WHEREAS, the Company is desirous of providing an incentive to the Executive effective as of July 1, 1996 (the "Effective Date") to reward his performance by awarding him a proprietary interest in the Company through ownership of an equity interest therein, which interest shall be subject to the restrictions on vesting and transferability hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:

     1. SHARE AWARD.

        Subject to the terms and conditions of this Agreement, the Company hereby grants to the Executive 36,000 shares (collectively, the "Award Shares") of its $15.00 Class A Increasing Rate Cumulative Senior Preferred Shares ($100 Liquidation Value), $.01 par value per share (the "Class A Preferred"). Except to the extent otherwise provided herein, the Award Shares shall be identical with all other shares of Class A Preferred issued and outstanding as of the Effective Date (after giving effect to the transactions contemplated by the Agreement and Plan of Merger dated as of May 22, 1996 between New Valley Corporation and NV Delaware Inc. and the Agreement and Plan of Merger dated as of May 22, 1996 between NV Delaware


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Inc. and NV Merger Sub Inc.), including, without limitation, identical rights, preferences and limitations with respect to ranking, dividend rate, cumulative dividends, preference on liquidation, optional and mandatory redemption and voting rights. Except to the extent otherwise provided herein, the Award Shares shall vest in the Executive to the extent of a block of one-sixth thereof on July 1, 1997, and an additional block of one-sixth shall so vest on each of the five succeeding one-year anniversaries thereof through and including July 1, 2002.

      2. ISSUANCE; TRANSFER RESTRICTIONS.

         Certificates for the Award Shares shall be issued in the name of the Executive as soon as practicable after the date hereof, provided the Executive has executed appropriate blank stock powers and any other documents which the Company may reasonably require. The certificates for the Award Shares shall be deposited, together with the stock powers, or other documents required by the Company, with the Company. Except to the extent provided in Section 7 hereof or as otherwise provided by the terms of this Agreement, upon deposit of the Award Shares with the Company, the Executive shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions, if any, paid or made with respect to such shares. Upon vesting of any portion of the Award Shares, the Company shall cause a stock certificate for such shares to be delivered to the Executive. No interest in this Agreement or in any portion of the Award Shares may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, nor shall certificates for any Award Shares be delivered to the Executive, except to the extent of any portion of the Award Shares that has vested in the Executive in accordance with the terms hereof.

     3. CERTIFICATES LEGENDED.

        The Executive acknowledges that certificates for the Award Shares shall bear a legend to the following effect:

                    "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933. THEY MAY NOT BE


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               OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
               STATEMENT AS TO THE SECURITIES UNDER SUCH ACT, AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

               The Company shall enter in its records a notation of the foregoing legend and of the restrictions on transfer provided therein.

     4.        DEATH OR DISABILITY; TERMINATION OF EMPLOYMENT.
Except to the extent provided in Section 5 hereof, in the event the Executive's employment with the Company is terminated for any reason, other than as a result of the Executive's death or Disability (as such term is defined in Section 6(c) of the Employment Agreement) prior to July 1, 1999, any remaining balance of the Award Shares not theretofore vested shall be forfeited by the Executive and transferred back to the Company, without payment of any consideration by the Company. Except to the extent provided in Section 5 hereof, in the event the Executive's employment with the Company is terminated as a result of the Executive's death or Disability prior to July 1, 1999, one-half of the Award Shares (to the extent not theretofore vested in the Executive) shall vest immediately in the Executive and any remaining balance of the Award Shares not theretofore vested shall be forfeited by the Executive and transferred back to the Company, without payment of any consideration by the Company.

     5.        CHANGE OF CONTROL.
In the event of the occurrence of any of the following: (i) any Change of Control of the Company or of Brooke Group Ltd. (as the term "Change of Control" is defined in Section 6(f) of the Employment Agreement), other than any Change of Control arising by reason of a testamentary bequest by Bennett S. LeBow to or for the benefit of his surviving spouse of any or all securities of the Company or of Brooke Group Ltd. beneficially owned by him as of his date of death so long as, following the bequest, the event referenced in Section 6(f)(ii) of the Employment Agreement shall not have occurred, (ii) any distribution of the assets of the


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Company to the holders of the Class A Preferred upon voluntary or involuntary liquidation, dissolution or winding up of the Company or (iii) any redemption by the Company of all of the outstanding shares of Class A Preferred, any remaining balance of the Award Shares not theretofore vested in the Executive shall vest immediately in the Executive.

     6. ADJUSTMENT OF AWARD SHARES.

        In the event of any change in the outstanding shares of the same class of shares of the Company as the Award Shares by reason of a stock dividend, recapitalization, merger, consolidation, split-up, subdivision, contribution or exchange of shares, or the like, the aggregate number and kind of Award Shares shall be proportionately adjusted by the Company.

     7. DIVIDEND PAYMENTS.

        With respect to any unvested portion of the Award Shares, the Executive shall be entitled to receive a payment equal to the amount that would otherwise have been paid on or after the Effective Date as dividends or other distributions on the Award Shares had such unvested portion been vested in the Executive as of the record date for such dividend or other distribution, provided such payment shall only be made to the Executive at the time of vesting of the unvested portion of the Award Shares on which such dividend or other distribution was paid.

     8. LIMITATIONS.

        Nothing in this Agreement shall be construed to provide the Executive any rights whatsoever with respect to the Award Shares except as specifically provided herein, or constitute evidence of any agreement or understanding, express or implied, that the Company shall employ the Executive other than as provided in the Employment Agreement.

     9. INVESTMENT INTENT.

        The Executive is acquiring the Award Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Award Shares or any portion thereof and not with any present intention of selling, offering to sell or



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otherwise disposing of or distributing the Award Shares or any portion thereof in any transaction other than a transaction registered under or exempt from registration under the Securities Act of 1933, as amended. The Executive further represents that the entire legal and beneficial interest of the Award Shares shall be held (subject to the terms hereof) for the Executive's account only and neither in whole or in part for any other person.

     10. TAX WITHHOLDING.

         The Company may, in its discretion, require the Executive to pay to the Company, at the time any portion of the Award Shares vests in the Executive, an amount that the Company deems necessary to satisfy its obligations to withhold federal, state or local income or other taxes incurred by reason thereof.

     11. MISCELLANEOUS.

         a. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

         b. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party and addressed as follows:

                    if to the Company:

                          New Valley Corporation
                          100 S.E. Second Street
                          Miami, Florida 33131

                          Attn:Executive Vice President
                                and General Counsel

                    if to the Executive:


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                         Howard M. Lorber
                         70 East Sunrise Highway
                         Suite 411
                         Valley Stream, New York  11581

     Addresses may be changed by notice in writing signed by the addressee.

            c. This Agreement shall not entitle the Executive to any preemptive rights to subscribe to any securities of any kind hereinafter issued by the Company.

            d. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on the Executive herein set forth, be binding upon and inure to the benefit of the Executive, his heirs, executors, administrators, successors and assigns.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        NEW VALLEY CORPORATION

                                        By: /s/ Bennett S. LeBow
                                            ---------------------------
                                        Title: Chairman
                                               ------------------------




                                        /s/ Howard M. Lorber
                                        -------------------------------
                                        Howard M. Lorber


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